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                                                              EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-_____) pertaining to the ProNet Inc. 1995 Long-Term Incentive Plan of ProNet Inc. for the registration of 1,000,000 shares of its common stock of our report dated September 16, 1994, with respect to the financial statements of Radio Call Company, Inc. and Affiliates included in ProNet Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission.




                                       CUMMINGS & CARROLL, P.C.


                                       /s/  Cummings & Carroll, P.C.
                                       ------------------------------------
                                       Certified Public Accountants


December 18, 1995
Great Neck, New York